EXHIBIT 99.1

July 26, 2017

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2017 SECOND QUARTER FINANCIAL RESULTS

•	Earnings per diluted share increased to $0.21 for the quarter ended June 30, 2017 compared to $0.19 for same quarter in 2016

•	138 consecutive quarters of profitability

•	11% organic loan growth since June 30, 2016

•	Annualized return on average assets was 1.11% and annualized return on average equity 10.25% for the quarter ended June 30, 2017

•	Noninterest income increased 6% compared to same quarter in 2016

•	Non-performing assets to total assets remain at low levels, 0.32% at June 30, 2017

CANFIELD, Ohio (July 26, 2017) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three months ended June 30, 2017.

Net income for the three months ended June 30, 2017 was $5.7 million, or $0.21 per diluted share, which compares to $5.0 million, or $0.19 per diluted share, for the three months ended June 30, 2016 and $5.8 million or $0.21 per diluted share for the linked quarter. Excluding acquisition expenses net income for the three month period ended June 30, 2017 would have been $5.8 million. Annualized return on average assets and return on average equity were 1.11% and 10.25%, respectively, for the three month period ending June 30, 2017, compared to 1.06% and 9.69% for the same three month period in 2016, and 1.17% and 10.87% for the linked quarter. Farmers’ return on average tangible equity (Non-GAAP) also improved to 12.77% for the quarter ended June 30, 2017 compared to 12.22% for the same quarter in 2016 and 13.54% for the linked quarter.

Net income for the six months ended June 30, 2017 was $11.5 million, or $0.42 per diluted share, compared to $9.8 million or $0.36 per diluted share for the same six month period in 2016. Return on average assets and return on average equity were 1.14% and 10.52%, respectively, for the six months ended June 30, 2017, compared to 1.05% and 9.61% for the same period in 2016. Excluding expenses related to acquisition activities net income for the six month period ended June 30, 2017 would have been $11.6 million or $0.43 per diluted share.

On March 13, 2017, Farmers entered into an agreement and plan of merger with Monitor Bancorp, Inc. (Monitor), the holding company for The Monitor Bank, located in Holmes County in Ohio. This transaction has obtained all regulatory approvals and is expected to close during the third quarter of 2017. This transaction will serve as an entrance into the attractive Holmes County market for Farmers. Monitor has an excellent core deposit base and has been a solid earner with strong asset quality. This transaction will help Farmers continue to grow its market share, balance sheet and earnings. As of December 31, 2016, Monitor had total assets of $43.3 million, which included net loans of $22.3 million and deposits of $37.2 million. For the year ended December 31, 2016, Monitor’s return on average assets and return on average equity were 0.74% and 5.44%, respectively.

Kevin J. Helmick, President and CEO, stated, “ We are looking forward to close our fourth acquisition in the past two years, which further enhances Farmers’ brand and delivers long-term value for our shareholders. We remain focused on our strategic growth plan which has paved the way for the company to reach over $2 billion in assets in 2017. This growth enhances profitability by creating significant economies of scale and improved operational efficiencies. We continue to be encouraged by our organic loan growth, which has increased 11% during the past twelve months, and improvements in our level of noninterest income.”

2017 Second Quarter Financial Highlights

•	Loan growth

Total loans were $1.51 billion at June 30, 2017, compared to $1.36 billion at June 30, 2016, representing an increase of 10.8%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. The increase in loans has occurred across each of the major loan categories. Loans now comprise 77.6% of the Bank’s average earning assets for the quarter ended June 30, 2017, an improvement compared to 76.2% for the same period in 2016. This improvement, along with the growth in earning assets, has resulted in an 11% increase in tax equated loan income in the second quarter of 2017 compared to the same quarter in 2016.

•	Loan quality

Non-performing assets to total assets remain at a low level, currently at 0.32%. Early stage delinquencies also continue to remain at low levels, at $7.1 million, or 0.47% of total loans, at June 30, 2017. Net charge-offs for the current quarter were $523 thousand, compared to $660 thousand in the same quarter in 2016 and total net charge-offs as a percentage of average net loans outstanding is only 0.14% for the quarter ended June 30, 2017. Lending to the energy sector is insignificant and less than 1% of the loan portfolio.

•	Net interest margin

The net interest margin for the three months ended June 30, 2017 was 4.05%, a 1 basis point decrease from the quarter ended June 30, 2016. In comparing the first quarter of 2017 to the same period in 2016, asset yields increased 11 basis points, while the cost of interest-bearing liabilities increased 14 basis points. The net interest margin is impacted by the additional accretion as a result of the discounted loan portfolios acquired in the NBOH and Tri-State mergers, which increased the net interest margin by 2 and 9 basis points for the quarters ended June 30, 2017 and 2016, respectively.

•	Noninterest income

Noninterest income increased 5.5% to $6.1 million for the quarter ended June 30, 2017 compared to $5.7 million in 2016. Gains on the sale of mortgage loans increased $351 thousand, or 65% in the current year’s quarter compared to the same quarter in 2016. Insurance agency commissions increased $379 thousand in comparing the same two quarters due mainly to the acquisition of the Bowers Group that closed on June 1, 2016. Debit card interchange fees increased $179 thousand or 27.3% in comparing the second quarter of 2017 to the same quarter in 2016. Other operating income is down $286 thousand in June 30, 2017 compared to the same quarter in 2016, mainly as a result of a $262 thousand gain on the sale of land that was recognized during the second quarter of 2016.

•	Noninterest expenses

Farmers has remained committed to managing the level of noninterest expenses. Total noninterest expenses for the second quarter of 2017 increased to $15.8 million compared to $14.8 million in the same quarter in 2016, primarily as a result of an increase in salaries and employee benefits of $1.1 million, offset by a $156 thousand decrease in other operating expenses and a $120 thousand decrease in merger related costs. There were also $155 thousand of litigation settlement expense in the current quarter ended June 30, 2017 compared to none in the same quarter in 2016. It is important to note that annualized noninterest expenses measured as a percentage of quarterly average assets decreased from 3.13% in the second quarter of 2016 to 3.08% in the second quarter of 2017.

•	Efficiency ratio

The efficiency ratio for the quarter ended June 30, 2017 improved to 60.8% compared to 62.6% for the same quarter in 2016. The main factors leading to this improvement were the increase in net interest income and noninterest income, the decrease in merger related costs, along with the stabilized level of noninterest expenses relative to average assets as explained in the preceding paragraphs.

2017 Outlook

Mr. Helmick added, “We are encouraged by the promising start to 2017 in our financial results. We will focus our energy on the seamless integration of our newly acquired bank and customers and we remain committed to the businesses and families we serve and to our community banking approach and culture.”

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $2 billion in banking assets and $1 billion in trust assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 38 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates three trust offices and offers services in the same geographic markets, and National Associates, Inc. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity and net income excluding costs related to acquisition activities and litigation settlement expenses, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2016, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

		For the Three Months Ended				For the Six Months Ended
	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016	Percent Change
Total interest income	$20,042	$18,850	$18,469	$18,332	$17,950	$38,892	$35,697	9.0%
Total interest expense	1,669	1,319	1,178	1,139	1,061	2,988	2,061	45.0%

Net interest income	18,373	17,531	17,291	17,193	16,889	35,904	33,636	6.7%
Provision for loan losses	950	1,050	990	1,110	990	2,000	1,770	13.0%
Noninterest income	6,055	5,887	6,076	6,485	5,737	11,942	10,683	11.8%
Merger related costs	104	62	19	31	224	166	513	-67.6%
Other expense	15,660	14,551	14,981	15,194	14,559	30,211	28,714	5.2%

Income before income taxes	7,714	7,755	7,377	7,343	6,853	15,469	13,322	16.1%
Income taxes	2,004	1,972	2,014	1,967	1,833	3,976	3,504	13.5%

Net income	$5,710	$5,783	$5,363	$5,376	$5,020	$11,493	$9,818	17.1%

Average shares outstanding	27,067	27,054	27,048	27,048	26,965	27,061	26,951
Basic and diluted earnings per share	0.21	0.21	0.20	0.20	0.19	0.42	0.36
Cash dividends	1,353	1,353	1,082	1,082	1,083	2,707	2,160
Cash dividends per share	0.05	0.05	0.04	0.04	0.04	0.10	0.08
Performance Ratios
Net Interest Margin (Annualized)	4.05%	4.01%	3.95%	3.97%	4.06%	4.03%	4.07%
Efficiency Ratio (Tax equivalent basis)	60.79%	58.79%	60.37%	60.85%	62.60%	59.81%	62.63%
Return on Average Assets (Annualized)	1.11%	1.17%	1.08%	1.10%	1.06%	1.14%	1.05%
Return on Average Equity (Annualized)	10.25%	10.87%	9.74%	9.97%	9.69%	10.52%	9.61%
Dividends to Net Income	23.70%	23.40%	20.18%	20.13%	21.57%	23.55%	22.00%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.14%	1.18%	1.11%	1.13%	1.08%	1.16%	1.06%
Return on Average Tangible Equity	12.77%	13.54%	12.34%	12.73%	12.22%	13.10%	12.10%

Consolidated Statements of Financial Condition
	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Assets
Cash and cash equivalents	$64,640	$61,251	$41,778	$67,372	$62,184
Securities available for sale	391,628	377,072	369,995	368,729	378,432
Loans held for sale	583	1,098	355	2,148	1,737
Loans	1,505,273	1,461,461	1,427,635	1,395,620	1,358,484
Less allowance for loan losses	11,746	11,319	10,852	10,518	9,720

Net Loans	1,493,527	1,450,142	1,416,783	1,385,102	1,348,764

Other assets	135,286	136,924	137,202	137,657	134,002

Total Assets	$2,085,664	$2,026,487	$1,966,113	$1,961,008	$1,925,119

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$387,596	$374,399	$366,870	$352,441	$339,364
Interest-bearing	1,153,407	1,165,821	1,157,886	1,139,724	1,108,078

Total deposits	1,541,003	1,540,220	1,524,756	1,492,165	1,447,442
Other interest-bearing liabilities	298,827	245,069	213,496	235,757	247,934
Other liabilities	19,147	23,136	14,645	17,649	17,252

Total liabilities	1,858,977	1,808,425	1,752,897	1,745,571	1,712,628
Stockholders’ Equity	226,687	218,062	213,216	215,437	212,491

Total Liabilities and Stockholders’ Equity	$2,085,664	$2,026,487	$1,966,113	$1,961,008	$1,925,119

Period-end shares outstanding	27,067	27,067	27,048	27,048	27,048
Book value per share	$8.38	$8.06	$7.88	$7.96	$7.86
Tangible book value per share (Non-GAAP)*	6.73	6.40	6.21	6.29	6.17

*	Tangible book value per share is calculated by dividing tangible common equity by average outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	11.79%	11.75%	11.69%	11.67%	11.61%
Total Risk Based Capital Ratio (a)	12.52%	12.61%	12.53%	12.51%	12.41%
Tier 1 Risk Based Capital Ratio (a)	11.79%	11.89%	11.83%	11.81%	11.75%
Tier 1 Leverage Ratio (a)	9.38%	9.47%	9.41%	9.35%	9.37%
Equity to Asset Ratio	10.87%	10.76%	10.84%	10.99%	11.04%
Tangible Common Equity Ratio	8.93%	8.74%	8.75%	8.88%	8.87%
Net Loans to Assets	71.61%	71.56%	72.06%	70.63%	70.06%
Loans to Deposits	97.68%	94.89%	93.63%	93.53%	93.85%
Asset Quality
Non-performing loans	$6,355	$6,553	$8,170	$8,003	$8,360
Other Real Estate Owned	236	318	482	506	572
Non-performing assets	6,591	6,871	8,652	8,509	8,932
Loans 30 - 89 days delinquent	7,052	8,258	12,747	10,986	11,371
Charged-off loans	725	943	841	562	820
Recoveries	202	360	185	250	160
Net Charge-offs	523	583	656	312	660
Annualized Net Charge-offs to Average Net Loans Outstanding	0.14%	0.16%	0.20%	0.09%	0.20%
Allowance for Loan Losses to Total Loans	0.78%	0.77%	0.76%	0.75%	0.72%
Non-performing Loans to Total Loans	0.42%	0.45%	0.57%	0.57%	0.62%
Allowance to Non-performing Loans	184.83%	172.73%	132.83%	131.43%	116.27%
Non-performing Assets to Total Assets	0.32%	0.34%	0.44%	0.43%	0.46%

(a)	June 30, 2017 ratio is estimated

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

						For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Stockholders’ Equity	$226,687	$218,062	$213,216	$215,437	$212,491	$226,687	$212,491
Less Goodwill and other intangibles	44,425	44,789	45,154	45,299	45,718	44,425	45,718

Tangible Common Equity	$182,262	$173,273	$168,062	$170,138	$166,773	$182,262	$166,773

Average Stockholders’ Equity	223,544	215,819	219,028	214,484	207,776	220,308	205,407
Less Average Goodwill and other intangibles	44,665	45,028	45,173	45,575	43,475	44,845	43,137

Average Tangible Common Equity	$178,879	$170,791	$173,855	$168,909	$164,301	$175,463	$162,270

Reconciliation of Total Assets to Tangible Assets

						For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Total Assets	$2,085,664	$2,026,487	$1,966,113	$1,961,008	$1,925,119	$2,085,664	$1,925,119
Less Goodwill and other intangibles	44,425	44,789	45,154	45,299	45,718	44,425	45,718

Tangible Assets	$2,041,239	$1,981,698	$1,920,959	$1,915,709	$1,879,401	$2,041,239	$1,879,401

Average Assets	2,055,758	2,001,084	1,977,589	1,949,204	1,897,068	2,025,939	1,889,308
Less average Goodwill and other intangibles	44,665	45,028	45,173	45,575	43,475	44,845	43,137

Average Tangible Assets	$2,011,093	$1,956,056	$1,932,416	$1,903,629	$1,853,593	$1,981,094	$1,846,171

Reconciliation of Net Income, Excluding Costs Related to Acquisition Activities

						For the Six Months
	For the Three Months Ended					Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Income before income taxes - Reported	$7,714	$7,755	$7,377	$7,343	$6,853	$15,469	$13,322
Acquisition Costs	104	62	19	31	224	166	513

Income before income taxes - Adjusted	7,818	7,817	7,396	7,374	7,077	15,635	13,835
Income tax expense (b)	2,014	1,987	2,018	1,973	1,899	4,001	3,645

Net income - Adjusted	$5,804	$5,830	$5,378	$5,401	$5,178	$11,634	$10,190

Average shares outstanding	27,067	27,054	27,048	27,048	26,965	27,061	26,951
EPS excluding acquisition costs	$0.21	$0.22	$0.20	$0.20	$0.19	$0.43	$0.38

(b)	The income tax expense change from actual income tax expense relates to the deductibility of certain acquisition costs

Reconciliation of Return on Average Assets and Average Equity, Excluding Acquisition Costs

						For the Six Months
	For the Three Months Ended					Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
ROA excluding acquisition costs (c)	1.13%	1.17%	1.09%	1.11%	1.09%	1.15%	1.08%
ROE excluding acquisition costs (d)	10.39%	10.81%	9.82%	10.07%	9.97%	10.56%	9.92%

(c)	Net income -adjusted divided by average assets
(d)	Net income - adjusted divided by average equity

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
End of Period Loan Balances	2017	2017	2016	2016	2016
Commercial real estate	$476,844	$456,917	$446,975	$426,657	$418,269
Commercial	215,676	208,913	204,771	207,228	201,796
Residential real estate	445,991	441,593	430,674	423,009	418,693
Consumer	220,454	216,648	212,836	205,466	192,232
Agricultural loans	142,687	133,868	128,981	129,959	124,551

Total, excluding net deferred loan costs	$1,501,652	$1,457,939	$1,424,237	$1,392,319	$1,355,541

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
Noninterest Income	2017	2017	2016	2016	2016
Service charges on deposit accounts	$989	$951	$1,031	$1,057	$987
Bank owned life insurance income	191	201	208	194	201
Trust fees	1,523	1,678	1,482	1,693	1,564
Insurance agency commissions	672	674	559	569	293
Security gains	(14)	13	1	31	41
Retirement plan consulting fees	399	513	444	561	496
Investment commissions	253	222	310	308	356
Net gains on sale of loans	891	607	838	1,063	540
Debit card and EFT fees	836	653	722	656	657
Other operating income	315	375	481	353	602

Total Noninterest Income	$6,055	$5,887	$6,076	$6,485	$5,737

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
Noninterest Expense	2017	2017	2016	2016	2016
Salaries and employee benefits	$8,853	$8,287	$8,248	$8,366	$7,740
Occupancy and equipment	1,631	1,587	1,748	1,587	1,616
State and local taxes	424	417	363	394	394
Professional fees	775	747	803	671	754
Merger related costs	104	62	19	31	224
Litigation settlement expense	155	0	0	0	0
Advertising	317	244	241	383	363
FDIC insurance	234	235	199	287	286
Intangible amortization	365	365	368	421	335
Core processing charges	717	655	743	738	580
Telephone and data	242	241	275	206	233
Other operating expenses	1,947	1,773	1,993	2,141	2,258

Total Noninterest Expense	$15,764	$14,613	$15,000	$15,225	$14,783

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	June 30, 2017			June 30, 2016
	AVERAGE			AVERAGE
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,472,575	$17,572	4.79%	$1,320,777	$15,787	4.79%
Taxable securities	216,414	1,265	2.34	246,590	1,288	2.10
Tax-exempt securities (2)	164,369	1,791	4.37	129,772	1,377	4.26
Equity securities	10,216	123	4.83	9,637	113	4.70
Federal funds sold and other	33,053	82	1.00	26,137	27	0.41

Total earning assets	1,896,627	20,833	4.41	1,732,913	18,592	4.30
Nonearning assets	159,131			164,155

Total assets	$2,055,758			$1,897,068

INTEREST-BEARING LIABILITIES
Time deposits	$234,952	$652	1.11%	$249,491	$472	0.76%
Savings deposits	526,398	183	0.14	540,251	159	0.12
Demand deposits	399,413	281	0.28	323,869	162	0.20
Short term borrowings	271,313	501	0.74	208,660	144	0.28
Long term borrowings	9,705	52	2.15	20,746	124	2.40

Total interest-bearing liabilities	$1,441,781	1,669	0.46	$1,343,017	1,061	0.32

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	378,499			334,007
Other liabilities	11,934			12,268
Stockholders’ equity	223,544			207,776

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,055,758			$1,897,068

Net interest income and interest rate spread		$19,164	3.95%		$17,531	3.98%

Net interest margin			4.05%			4.06%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)	For 2017, adjustments of $170 thousand and $621 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2016, adjustments of $164 thousand and $478 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 35%, less disallowances.

	Six Months Ended			Six Months Ended
	June 30, 2017			June 30, 2016
	AVERAGE			AVERAGE
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,454,599	$34,210	4.74%	$1,306,617	$31,217	4.80%
Taxable securities	214,076	2,383	2.24	253,635	2,725	2.16
Tax-exempt securities	158,674	3,430	4.36	129,149	2,733	4.26
Equity securities (2)	10,071	238	4.77	9,599	226	4.73
Federal funds sold and other	33,637	145	0.87	27,340	65	0.48

Total earning assets	1,871,057	40,406	4.35	1,726,340	36,966	4.31
Nonearning assets	154,882			162,968

Total assets	$2,025,939			$1,889,308

INTEREST-BEARING LIABILITIES
Time deposits	$235,036	$1,152	0.99%	$246,219	$881	0.72%
Savings deposits	523,257	353	0.14	536,543	310	0.12
Demand deposits	392,049	525	0.27	320,691	309	0.19
Short term borrowings	260,469	828	0.64	212,068	319	0.30
Long term borrowings	10,991	130	2.39	21,384	242	2.28

Total interest-bearing liabilities	$1,421,802	2,988	0.42	$1,336,905	2,061	0.31
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	$370,790			$334,296
Other liabilities	13,039			12,700
Stockholders’ equity	220,308			205,407

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,025,939			$1,889,308

Net interest income and interest rate spread		$37,418	3.93%		$34,905	4.00%

Net interest margin			4.03%			4.07%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)	For 2017, adjustments of $325 thousand and $1.2 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2016, adjustments of $324 thousand and $945 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 35%, less disallowances.